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EXHIBIT 10.23

                              WIND RIVER SYSTEMS, INC.
                             NONSTATUTORY STOCK OPTION
                                 (1998 EQUITY PLAN)



_________________________, Optionee:

     WIND RIVER SYSTEMS, INC. (the "Company"), pursuant to its 1998 EQUITY INCENTIVE PLAN (the "Plan"), has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The details of your option are as follows:

     1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is ____________________ (______).

     2. VESTING. Subject to the limitations contained herein, 1/4th of the shares covered by this option will vest (become exercisable) on ____________, 19__ (12 months after the date of grant) and 1/48th of the shares will then vest each month thereafter until either (i) you cease to provide services to the Company for any reason, or (ii) this option becomes fully vested.

     3.   EXERCISE PRICE AND METHOD OF PAYMENT.

          (a) EXERCISE PRICE. The exercise price of this option is _______________________ ($____) per share, being not less than 85% of the fair market value of the Common Stock on the date of grant of this option.

          (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment that has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

               (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

               (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

               (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or


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security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

               (iv) Payment by a combination of the methods of payment permitted by subsection 3(b)(i) through 3(b)(ii) above.

     4. WHOLE SHARES. This option may not be exercised for any number of shares that would require the issuance of anything other than whole shares.

     5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     6. TERM. The term of this option commences on __________, 19__, the date of grant, and expires at midnight on ______________________ (the "Expiration Date," which is the day before the tenth anniversary from the date of grant), unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date of its term as follows: three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant (as defined in the Plan) with the Company or an Affiliate of the Company unless one of the following circumstances exists:

          (a) If your termination of Continuous Status as an Employee, Director or Consultant is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), then this option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination.

          (b) If your termination of Continuous Status as an Employee, Director or Consultant is due to your death or your death occurs within three
(3) months following such termination, then this option will then expire on the earlier of the Expiration Date set forth above or eighteen (18) months after your death.

          (c) If during any part of such three (3) month period you may not exercise your option solely because of the condition set forth in Section 5 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of Continuous Status as an Employee, Director or Consultant.

          However, this option may be exercised following termination of Continuous Status as an Employee, Director or Consultant only as to that number of shares as to which it was exercisable on the date of such termination under the schedule set forth in Section 2 of this option.


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     7.   EXERCISE.

          (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subsection 10(e) of the Plan.

          (b) By exercising this option you agree that, as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.

     8. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

     9. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective stockholders, Board of Directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or Affiliate.

     10. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     11.  CHANGE OF CONTROL.

          (a) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, subject to paragraph (c) of this Section 11, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan,
(ii) such Stock Awards shall continue in full force and effect, or (iii) the time during which such Stock Awards become vested or may be exercised shall be accelerated and any outstanding unexercised rights under any Stock

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Awards terminated if not exercised prior to such event.  In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then with respect to Options held by Optionees whose Continuous Service has not terminated, the vesting shall be accelerated in full, and the Options shall terminate if not exercised at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised prior to such event.

          (b) In the event of either (i) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, which acquisition has not been approved by resolution of the Company's Board of Directors, or (ii) a change in a majority of the membership of the Company's Board of Directors within a twenty-four (24) month period where the selection of such majority either (A) was not approved by a majority of the members of the Board of Directors at the beginning of such twenty-four (24) month period or (B) occurred as the result of an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, then to the extent not prohibited by applicable law, the time during which options outstanding under the Plan may be exercised shall be accelerated prior to such event, but only to the extent that such options would have become exercisable within thirty (30) months of the date of such event, and the options terminated if not exercised after such acceleration and at or prior to such event.

     12. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions and Section 13 relating to adjustments upon changes in stock, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.


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Dated the ____ day of __________________, 19__.


                         Very truly yours,

                         WIND RIVER SYSTEMS, INC.



                         By: ___________________________________
                             Duly authorized on behalf
                             of the Board of Directors


ATTACHMENTS:
     Wind River Systems, Inc. 1998 Equity Incentive Plan
     Notice of Exercise


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                                  *  *  *  *


     The undersigned:

          (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

          (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company under this option and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and
(ii) the following agreements only:


     NONE   __________________
            (Initial)


     OTHER  __________________________________

            __________________________________

            __________________________________



                                 _____________________________________________
                                 OPTIONEE

                                 Address: ____________________________________

                                 _____________________________________________


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